Exhibit 10.2

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Second Amended and Restated Credit Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, this “Second Amendment”) is dated this 18th day of November, 2010 by and among Green Plains Grain Company LLC, a Delaware limited liability company (“IA Borrower”), Green Plains Grain Company TN LLC, a Delaware limited liability company (“TN Borrower”, together with IA Borrower and their successors and assigns, each a “Borrower” and collectively, the “Borrowers”), and First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, Borrowers and Lender entered into that certain Second Amended and Restated Credit Agreement dated April 19, 2010 and First Amendment to Second Amended and Restated Credit Agreement dated June 18, 2010 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Credit Agreement”), pursuant to which Lender agreed to make loans to Borrowers; and

WHEREAS, Borrowers and Lender desire to amend and modify certain terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The Recitals of the Credit Agreement are hereby amended by deleting the third (3rd) paragraph in its entirety and substituting the following paragraph in its place:

WHEREAS, Borrowers and Lender desire to amend and restate the Existing Credit Agreement as set forth herein to make loans available to Borrowers of up to one hundred twenty-seven million dollars ($127,000,000) via (a) a one hundred seven million dollar ($107,000,000) revolving credit facility and (b) a twenty million dollar ($20,000,000) term loan facility;

2. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Commitment” in its entirety and substituting the following definition in its place:

“Revolving Credit Commitment” means an amount equal to (a) one hundred seven million dollars ($107,000,000) for the Base Facility, Seasonal Facility and Bulge Facility from the date hereof through March 31, 2011, (b) one hundred million dollars ($100,000,000) for the Base Facility, Seasonal Facility and Bulge Facility from April 1, 2011 through May 31, 2011 and (c) sixty-five million dollars ($65,000,000) for the Base Facility and Seasonal Facility from June 1, 2011 through the Revolving Credit Maturity Date.

3. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Working Capital” in its entirety and substituting the following definition in its place:

“Working Capital” means, with respect to any date, the sum of Borrowers’: (a) current assets; minus (b) current liabilities (including the principal amount of any Revolving Credit Loans outstanding and current maturities under the Term Loan Facility, but excluding the unsecured and subordinated obligations owing to Parent not in excess of eight million four hundred thousand dollars ($8,400,000) in the aggregate at any one time outstanding), all as determined in accordance with GAAP.

4. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in alphabetical order:

“Bulge Facility” has the meaning set forth in Section 2.1(a) hereof.

5. Section 2.1 of the Credit Agreement is hereby amended by deleting paragraphs (a) and (d) in their entirety and substituting the following paragraphs (a) and (d) in their place:

(a)	Subject to the other terms and conditions of this Agreement, Lender hereby agrees to make loans available for the benefit of Borrowers of up to one hundred twenty-seven million dollars ($127,000,000) consisting of (i) a one hundred seven million dollar ($107,000,000) revolving credit facility (the “Revolving Credit Facility”) and (ii) a twenty million dollar ($20,000,000) term loan facility (the “Term Loan Facility”). The Revolving Credit Facility shall consist of (i) a forty-five million dollar ($45,000,000) base facility (the “Base Facility”), (ii) a twenty million dollar ($20,000,000) seasonal facility (the “Seasonal Facility”) and (iii) a bulge facility in the amount of forty-two million dollars ($42,000,000) from the date hereof through March 31, 2011, which amount shall decrease to thirty-five million dollars ($35,000,000) from April 1, 2011 through May 31, 2011 and zero dollars ($0) on and after June 1, 2011 (the “Bulge Facility”). Subject to the other terms and conditions of this Agreement, the periods during which the Base Facility, Seasonal Facility and Bulge Facility are available shall be determined in accordance with the Revolving Credit Commitment and this Section 2.1(a).

(d)	The term of the Revolving Credit Facility shall expire on August 1, 2011. All Revolving Credit Loans under the Revolving Credit Facility shall be repaid on or before the earlier of (i) August 1, 2011, (ii) termination of the Revolving Credit Facility and (iii) termination of this Agreement (the earliest of such dates, the “Revolving Credit Maturity Date”). After the Revolving Credit Maturity Date, no further Advances under the Revolving Credit Facility shall be available from Lender. The term of the Term Loan Facility shall expire on August 1, 2013. Any Term Loan under the Term Loan Facility shall be repaid on or before the earlier of (i) August 1, 2013, (ii) termination of the Term Loan Facility and (iii) termination of this Agreement (the earliest of such dates, the “Term Loan Maturity Date”).

6. Section 5.1(a) of the Credit Agreement is hereby amended by deleting paragraph (v) in its entirety and substituting the following paragraph (v) in its place:

(v)

as soon as available, but in any event within (A) ten (10) days after the fifteenth (15th) of each month, a Borrowing Base Report as of the fifteenth (15th) of each such month which is estimated in good faith based upon the information then available to Borrowers and (B) fifteen (15) days after the end of each month, a Borrowing Base Report which is actual as of the end of each such month;

7. Section 5.9 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following paragraph (a) in its place:

(a)	Borrowers shall maintain, at all times, Working Capital equal to or more than: (i) twenty-one million four hundred thousand dollars ($21,400,000) from the date hereof through March 31, 2011; (ii) twenty million dollars ($20,000,000) from April 1, 2011 through May 31, 2011; and (iii) thirteen million dollars ($13,000,000) from June 1, 2011 through the Revolving Credit Maturity Date.

8. Section 6.1 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and substituting the following clause (c) in its place:

(c)	unsecured and subordinated obligations owing to Parent not in excess of eight million four hundred thousand dollars ($8,400,000) in the aggregate at any one time outstanding and

9. The form of the Borrowing Base Report attached to the Credit Agreement as Exhibit D is hereby amended by deleting such form in its entirety and substituting the form attached hereto as Exhibit B in its place.

10. The form of Compliance Certificate attached to the Credit Agreement as Exhibit E is hereby amended by deleting such form in its entirety and substituting the form attached hereto as Exhibit C in its place.

11. Lender hereby agrees that it will not charge Borrowers any internal fees for waivers of non-compliance with Sections 5.9(c) and (e) of the Credit Agreement for any period ending on or before June 30, 2011 (the “Specified Covenants”), unless any such non-compliance would have otherwise occurred notwithstanding the hypothetical inclusion of six million dollars ($6,000,000) in EBITDAR for purposes of calculating compliance with the Specified Covenants. Notwithstanding the foregoing, (a) this Section 11 shall not be construed to constitute a waiver of the Specified Covenants or an agreement to waive the Specified Covenants, it being understood that any waiver of any of the Specified Covenants shall be at the sole discretion of Lender, (b) Borrowers shall not hypothetically include six million dollars ($6,000,000) in EBITDAR for purposes of calculating compliance with the Specified Covenants and (c) Borrowers shall pay all Expenses incurred by Lender in connection with any waiver pursuant to Section 8.5 of the Credit Agreement.

12. In connection with the execution of this Second Amendment, and as a condition precedent hereto, Borrowers shall execute and deliver to Lender the following on the date hereof:

(a)	A First Amendment to Second Amended and Restated Revolving Credit Note dated November 18, 2010 from Borrowers to Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “First Revolving Credit Note Amendment”), amending the Second Amended and Restated Revolving Credit Note dated April 19, 2010 from Borrowers to the order of Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Original Revolving Credit Note”). The First Revolving Credit Note Amendment is incorporated herein by reference, made a part hereof and shall be substantially in the form of Exhibit A attached hereto. References to “Revolving Credit Note” in the Credit Agreement are hereby amended so that such term includes the Original Revolving Credit Note, the First Revolving Credit Note Amendment and any amendments, modifications or replacements of the same.

(b)	Amendments to the Mortgages and datedown endorsements to the ALTA lender’s policies of title insurance for the Real Property, in each case, reflecting the increase in the Revolving Credit Commitment contemplated by this Second Amendment, in form and substance reasonably satisfactory to Lender. If Lender waives compliance with this condition as of the date hereof, Borrowers shall cause such condition to be satisfied within thirty (30) days after the date hereof.

(c)	A copy of documentation providing for unsecured and subordinated obligations owing from Borrowers to Parent not in excess of eight million four hundred thousand dollars ($8,400,000) in the aggregate at any one time outstanding, in form and substance reasonably satisfactory to Lender.

(d)	Such resolutions, certificates, written opinions of Borrowers’ independent counsel and other instruments, documents, agreements, information and reports as may be reasonably requested by Lender, in form and substance reasonably satisfactory to Lender.

13. Borrowers shall, on the date hereof and as a condition precedent hereto, pay (a) a commitment fee of one hundred five thousand dollars ($105,000) to Lender and (b) all Expenses incurred by Lender, in each case, in connection with this Second Amendment pursuant to Section 8.5 of the Credit Agreement.

14. Borrowers hereby represent and warrant that no Event of Default or Unmatured Event of Default has occurred and continues to exist under the Credit Agreement and the other Loan Documents and that all representations and warranties in the Credit Agreement and the other Loan Documents are reaffirmed to be true and correct as of the date hereof, which representations and warranties shall survive execution of this Second Amendment.

15. Borrowers have previously delivered to Lender all of the relevant organizational and governing documents and agreements of Borrowers and all such documents and agreements remain in full force and effect and have not been amended or modified since they were delivered to Lender.

16. Except as specifically amended herein, the Credit Agreement shall remain in full force and effect as originally executed. Except for any specific waiver set forth in this Second Amendment, nothing herein shall be deemed to be a consent to a waiver or amendment of any covenant or agreement contained in the Credit Agreement or the other Loan Documents and all such other covenants and agreements contained in the Credit Agreement and the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

17. This Second Amendment shall be binding on the successors and assigns of the parties hereto.

18. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first set forth above.

BORROWERS:

Green Plains Grain Company LLC

By:	/s/ Todd Becker
	Name:	Todd Becker
	Title:	President and Chief Executive Officer

Green Plains Grain Company TN LLC

By:	/s/ Todd Becker
	Name:	Todd Becker
	Title:	President and Chief Executive Officer

LENDER:

First National Bank of Omaha

By:	/s/ Kenneth Feaster
	Name:	Kenneth Feaster
	Title:	Vice President

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